                                                                    Exhibit 11.2


                              COGNOS INCORPORATED

                       Computation of Earnings Per Share
   in accordance with United States Generally Accepted Accounting Principles
                        (US$000s, except share amounts)

                                                                               Year Ended
                                                      ------------------------------------------------------------
                                                          February 29,          February 28,          February 28,
                                                                  2000                  1999                  1998
                                                      ----------------        --------------      ----------------
Basic
Net income..........................................           $58,815               $58,434               $32,642
                                                               =======               =======               =======

Weighted average number of shares
 outstanding/(1) (2)/...............................            85,972                87,416                88,414
                                                               =======               =======               =======

Net income per share/(1) (2)/.......................           $  0.68               $  0.67               $  0.37
                                                               =======               =======               =======

Diluted Net Income per Share
Net income..........................................           $58,815               $58,434               $32,642
                                                               =======               =======               =======

Weighted average number of shares/(1) (2)/..........            85,972                87,416                88,414
Dilutive effect of stock options/(1) (2)/...........             2,128                 1,524                 3,130
                                                               -------               -------               -------
Adjusted weighted average number
 of shares/(1) (2)/.................................            88,100                88,940                91,544
                                                               =======               =======               =======

Diluted net income per share/(1) (2)/...............           $  0.67               $  0.66               $  0.36
                                                               =======               =======               =======


/(1)/ Reflects the adoption of FASB Statement No. 128, Earnings per Share in fiscal 1998.
/(2)/ Reflects the two-for-one stock split authorized April 6, 2000, subsequent to the fiscal 2000 year-end.

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